Exhibit 10.23
Amended and Restated
May 11, 2010*
Symetra Financial Corporation
EMPLOYEE STOCK PURCHASE PLAN
     The following constitute the provisions of the Employee Stock Purchase Plan of Symetra Financial Corporation.
     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423.
     2. Definitions.
          (a) “Administrator” shall mean the Board or any Committee designated by the Board to administer the plan pursuant to Section 14.
          (b) “Board” shall mean the Board of Directors of the Company.
          (c) “Change of Control” shall, for the purpose of this plan, occur if:
(i) Any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than (x) White Mountains Insurance Group, Ltd., Berkshire Hathaway, Inc. or the respective wholly owned subsidiaries thereof, as applicable (the “Significant Investors”), (y) an underwriter temporarily holding Shares in connection with a public issuance thereof or (z) an employee benefit plan of the Company or its affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company’s then outstanding Shares and such ownership percentage exceeds the beneficial ownership percentage of the Significant Investors in the Company’s then outstanding Shares;
(ii) the Continuing Directors (defined as a member of the Board who either was a member of the Board on the Effective Date, or subsequently became a director of the Company and whose election, or nomination for election by the Company’s shareholders was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any committee thereof), but excluding any such individual whose initial assumption of office occurred pursuant to an actual or threatened proxy contest or consent solicitation with respect to the election or removal of directors) cease for any reason to constitute a majority of the Board of the Company;

*     Paragraph 6(e) amended.

(iii) the business of the Company and its subsidiaries is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business-related assets of the Company and its subsidiaries.
          (d) “Code” shall mean the Internal Revenue Code of 1986, as amended.
          (e) “Committee” means the Compensation Committee of the Board appointed by the Board in accordance with Section 14 hereof.
          (f) “Common Stock” shall mean the common stock of the Company.
          (g) “Company” shall mean Symetra Financial Corporation, a Delaware corporation.
          (h) “Compensation” shall mean all taxable compensation reportable by Employer on IRS Form W-2, before any salary reduction contributions made to an Employee-sponsored cafeteria, qualified transportation fringe, simplified employee pension, 401(k), 457(b) or 403(b) plan, and including sales incentive compensation and overtime pay; but excluding reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, welfare benefits, Annual Incentive Bonus (AIB), any other bonus, the taxable value of qualified or non-qualified stock option, severance pay, Employer-paid cash and non-cash fringe benefits, long-term disability benefits, and any long term incentive plan payments to include the Performance Share Plan.
          (i) “Designated Subsidiary” shall mean any Subsidiary selected by the Administrator as eligible to participate in the Plan and noted on Schedule A. Schedule A may be modified by the Administrator.
          (j) “Eligible Employee” shall mean any individual who is a salaried employee of the Company or any Designated Subsidiary and whose customary employment with the Company or Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.
          (k) “Fair Market Value” of a Share shall mean, as of any date, (i) the closing per share sales price of the Shares (A) as reported by the NYSE for such date or (B) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee. Notwithstanding the above, in the event of a Change in Control, the Committee as constituted immediately prior to the Change in Control shall determine the manner in which “Fair Market Value” of Shares will be determined following the Change in Control.
          (l) “Offering Date” shall mean the first Trading Day of each Offering Period.
          (m) “Offering Periods” shall mean the periods of approximately six (6) months during which payroll deductions of the participants are accumulated under this Plan, commencing on the first Trading Day on or immediately after February 15 and August 15 of each year and terminating on the next August 14 or February 14, respectively; provided, however, that in the event the first day of an Offering Period would not fall on a Trading Day, the Offering Period shall instead begin on the next Trading Day, and in the event the last day of an Offering Period would not fall on a Trading Day, the Offering Period shall instead end on the Trading Day immediately prior to such date. The first Offering Period under the Plan shall commence on the first February 15 or August 15 immediately following the date upon which public trading of shares of the Common Stock commences on a national securities exchange. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.
          (n) “Plan” shall mean this Employee Stock Purchase Plan.
          (o) “Purchase Date” shall mean the last day of each Purchase Period.
          (p) “Purchase Periods” shall mean periods of approximately three (3) months within an Offering Period, with the first Purchase Period of each Offering Period commencing on the first day of the Offering Period (for example, February 15 or August 15) and ending on the next May 14 or November 14, respectively, and with the second Purchase Period of each Offering Period commencing the next Trading Day following the end of the first Purchase Period (for example, May 15 or November 15) and ending on the next August 14 or February 14, respectively; provided that in the event the beginning of a Purchase Period would not fall on a Trading Day, the Purchase Period shall instead begin on the next Trading Day, and in the event the last date of a Purchase Period would not fall on a Trading Day, the Purchase Period shall instead end on the Trading Day immediately prior to such date.
          (q) “Purchase Price” shall mean eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the applicable Purchase Date; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.
          (r) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
          (s) “Trading Day” shall mean a day on which national stock exchanges and the NYSE System are open for trading.
     3. Eligibility.
          (a) Offering Periods. Any individual who is an Eligible Employee one month prior to an Offering Date shall be eligible to participate in the Plan for that Offering Period.

          (b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries under Section 423 of the Code accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.
     4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods, which will continue until terminated in accordance with Section 20 hereof. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.
     5. Participation.
          (a) First Offering Period. An Eligible Employee shall be entitled to participate in the first Offering Period only if such individual submits a subscription agreement authorizing payroll deductions in a form determined by the Administrator (i) no earlier than the effective date of the Form S-8 registration statement with respect to the issuance of Common Stock under the Plan and (ii) no later than five (5) business days (or such other number of days as determined by the Administrator) from the effective date of such S-8 registration statement (the “Enrollment Window”). An Eligible Employee’s failure to submit the subscription agreement during the Enrollment Window shall result in the automatic termination of such individual’s participation in the Offering Period.
          (b) Subsequent Offering Periods. An Eligible Employee may become a participant in the Plan with respect to Offering Periods after the first Offering Period by completing a subscription agreement authorizing payroll deductions in a form determined by the Administrator and filing it with the Company’s payroll office prior to the applicable Offering Date.
     6. Payroll Deductions.
          (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period (or such lower limit as determined by the Committee), but in any event not to exceed the limit specified in Section 3(b); provided, however, that should a payday occur on an Purchase Date, a participant shall have the payroll deductions made on such day applied to his or her account under the new Offering Period or Purchase Period, as the case may be. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
          (b) Payroll deductions for a participant shall commence on the first payday following the Offering Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof; provided, however, that for the first Offering Period, payroll deductions shall commence on the first payday on or following the end of the Enrollment Window.
          (c) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.
          (d) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the nature and/or number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following ten (10) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly.
          (e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b) (8) of the Code and Section 3(b) hereof, the Company may decrease a participant’s payroll deductions to zero percent (0%) at any time during a Purchase Period. After such a change payroll deductions may recommence as soon as the beginning of the first Purchase Period which is scheduled to end in the following calendar year, or at any time thereafter, provided the participant timely elects to increase his or her payroll deduction above zero percent (0%).1
          (f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.

[1]	Underlining added to highlight new text effective 05/11/10.

     7. Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date by the applicable Purchase Price; and provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Eligible Employee may accept the grant of such option by turning in a completed Subscription Agreement to the Company on or prior to an Offering Date, or with respect to the first Offering Period, prior to the last day of the Enrollment Window. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Eligible Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.
     8. Exercise of Option.
          (a) Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Purchase Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other funds left over in a participant’s account after the Purchase Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
          (b) If the Administrator determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Offering Date.
     9. Delivery. As soon as reasonably practicable after each Purchase Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant the shares purchased upon exercise of his or her option in a form determined by the Administrator.
     10. Withdrawal.
          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in a form determined by the Administrator to this Plan five (5) or more business days prior to the Purchase Date as designated by the Administrator. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.
          (b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.
     11. Termination of Employment. Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an Eligible Employee of the Company or of a Designated Subsidiary, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account during the Offering Period but not yet used to purchase shares under the Plan will be returned without interest to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof. For purposes of this Section 11, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Designated Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
     12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.
     13. Stock.
          (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be eight hundred seventy thousand (870,000) shares.
          (b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares.
          (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.
     14. Administration. The Administrator shall administer the Plan and shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.
     15. Designation of Beneficiary.
          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to a Purchase Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
          (c) All beneficiary designations shall be in such form and manner as the Administrator may designate from time to time.
     16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
     17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until shares are issued, participants shall only have the rights of an unsecured creditor.
     18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Eligible Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.
     19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control.
          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), the number of shares that may be added annually to the shares reserved under the Plan (pursuant to Section 13(a)(i), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the participant’s option has been changed to the New Purchase Date and that the participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

          (c) Merger or Change of Control. In the event of a merger or Change of Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Purchase Date and any Offering Periods then in progress shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Company’s proposed merger or Change of Control. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the participant’s option has been changed to the New Purchase Date and that the participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
     20. Amendment or Termination.
          (a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as otherwise provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Administrator on any Purchase Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.
          (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.
          (c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
               (i) increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

               (ii) shortening any Offering Period so that Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Board action; and
               (iii) allocating shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.
     21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect until terminated under Section 20 hereof.

SCHEDULE A
Symetra Financial Corporation
Designated Subsidiaries
Symetra Life Insurance Company
Medical Risk Managers, Inc.